EXHIBIT 2

IDENTIFICATION AND CLASSIFICATION OF MEMBERS OF THE GROUP

SC Fundamental Value Fund, L.P

SC Fundamental LLC

SC Fund Management Profit Sharing Plan

Peter M. Collery

Edward A. Collery

Neil H. Koffler

John T. Bird

David A. Hurwitz